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                                                                       EXHIBIT 5

                                October 29, 1996



TheraTx Incorporated
1105 Sanctuary Parkway, Suite 100
Alpharetta, Georgia 30201

                Re:    Registration Statement for Offering of
                       an aggregate of 3,000,000 Shares of
                       Common Stock

Ladies and Gentlemen:

                We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 2,000,000 shares of the Common Stock of TheraTx, Incorporated (the "Company") under the Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") and (ii) 1,000,000 shares of Common Stock under the Company's Employee Stock Purchase Plan (the "Purchase Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Plan and the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ BROBECK, PHLEGER & HARRISON LLP

                                     BROBECK, PHLEGER & HARRISON LLP